UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	010-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of principal executive offices)

(781) 565-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02	Results of Operations and Financial Condition

On July 21, 2015, Nuance Communications, Inc. (the “Company”) announced its preliminary financial results for its third quarter fiscal 2015, ended June 30, 2015. The press release, supplemental financial information and the reconciliations contained therein, which has been attached as Exhibit 99.1 and are incorporated herein, disclose certain financial measures that may be considered non-GAAP financial measures. The information in this Form 8-K and the Exhibits attached hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2015 Thomas L. Beaudoin who has served as the Executive Vice President and Chief Financial Officer of the Company since July 2008, informed Nuance that he will depart at the end of the month to pursue an opportunity at a smaller, privately held company. His departure was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

On July 21, 2015, the Company’s Board of Directors appointed Daniel D. Tempesta, 44, as Executive Vice President and Chief Financial Officer. A press release announcing the change in the Chief Financial Officer position is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Prior to his appointment as Chief Financial Officer, Mr. Tempesta served as the Company’s Chief Accounting Officer, Corporate Controller and Senior Vice President of Finance. He joined the Company in March 2008. Previously Mr. Tempesta was with Teradyne, Inc. from February 2004 to February 2008 where he held several positions, including Chief Accounting Officer and Corporate Controller. Prior to that Mr. Tempesta was in the audit practice at PricewaterhouseCoopers LLP.

Mr. Tempesta will be paid an annualized base salary of $400,000 with an annual bonus opportunity, of up to 75% of his base salary, which shall be based upon the achievement of performance criteria established by the Company’s Compensation Committee (“Committee”) related to the Company’s achievement of goals for proforma revenue and earnings or other performance goals. Mr. Tempesta will also receive the following equity-based compensation awards: (i) 66,000 time-based restricted stock units of which, 26,000 shall vest on September 30, 2016; 20,000 shall vest on September 30, 2017, and 20,000 shall vest of September 20, 2018; (ii) 66,000 performance based restricted stock units: 26,000 of which will vest in 2016, 20,000 of which will vest in 2017, and 20,000 of which will vest in 2018, each subject to the achievement of performance criteria determined by the Committee.

The Company has agreed to (i) pay Mr. Tempesta an enhanced long term disability insurance benefit of $18,500; (ii) pay the premiums for a life insurance policy covering Mr. Tempesta in the amount of $500,000; (iii) pay for an enhanced executive medical program; and (iv) reimburse Mr. Tempesta for up to $5,000 of tax and financial planning services.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated July 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: July 21, 2015	By:	/s/ A. Bruce Bowden
A.Bruce Bowden Executive Vice President, Corporate Development, Strategy and Legal

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release from Nuance Communications, Inc., dated July 21, 2015